UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 1, 2022
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41187	20-0077155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1460 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

__________________

SECTION 2 – FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant

On May 1, 2022, we received US$730,000 (the “Principal Amount”) from Dr. Liew Yow Ming, a resident of Singapore, in exchange for issuing to Dr. Liew a convertible promissory note (the “Convertible Note”), dated May 1, 2022, whereby we promise to pay to Dr. Liew, or his successors or assigns, the Principal Amount on or prior to the one year anniversary of the Convertible Note (the “Maturity Date”), and to pay interest on the unpaid Principal Amount at the rate of twenty percent (20%) per annum (the “Applicable Rate”) in accordance with the terms of the Convertible Note.

We have agreed with Dr. Liew that the Principal Amount is equivalent to SGD$1,000,000 (Singapore Dollar: One Million Dollars) and that we shall repay the Principal Amount of the Convertible Note in Singapore Dollars which is fixed at SGD$1,000,000.

Interest shall be computed on the basis of a 365-day year and paid for the actual number of days elapsed. We shall pay the interest accrued at the end of every month and on a monthly basis thereafter. If at the Maturity Date there is any accrued and unpaid interest under the Convertible Note, then such shall be paid in full on the Maturity Date. Any accrued but unpaid interest shall, at the option of the holder, be included from time to time, in the Conversion Amount (as defined below).

Any amount of the Principal Amount or interest on the Convertible Note which is not paid when due shall bear interest from the date due until such past due amount is paid at a rate of interest equal to the Applicable Rate plus four percent (4%) per annum (the “Default Rate”). Any accrued but unpaid interest at the Default Rate shall, at the option of the holder, be included, from time to time, in the Conversion Amount.

At any time prior to the Maturity Date and/or the Conversion Date (as defined below), we may pre-pay the Convertible Note in full or in part without penalty without the requirement for consent of the holder.

At any time and from time to time up to the Maturity Date, the holder may convert all or any portion of the outstanding Principal Amount and accrued but unpaid interest (such total amount, the “Conversion Amount”) into shares of our common stock at a price of US$4.00 per share.

The holder represents and agrees that (i) holder has not prior to the date hereof, entered into or effected any short sales, and (ii) so long as the Convertible Note remains outstanding, holder will not enter into or effect any short sales. We acknowledge and agree that upon submission of a Conversion Notice, holder immediately owns the shares of common stock described in the Conversion Notice and any sale of those shares issuable under the Conversion Notice would not be considered short sales.

Upon the occurrence of one or more Events of Default (as defined in the Convertible Note), the holder, at its option and without further notice, demand or presentment for payment to us or others, may declare the then outstanding Principal Amount of the Convertible Note, together with all other sums due under the Convertible Note, immediately due and payable, together with all accrued and unpaid interest thereon and thereafter all such sums shall bear interest at the Default Rate, together with all reasonable attorneys’ fees and costs and expenses incurred by the holder in collecting or enforcing payment thereof.

The foregoing description of the Convertible Note does not purport to be complete and is qualified in its entirety by the Convertible Note, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 2.03 of this Current Report on Form 8-K with respect to the Convertible Note is incorporated by reference in this Item 3.02. We relied upon the exemption from the registration requirements under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) provided by Regulation S promulgated under the U.S. Securities Act with respect to the issuance of the Convertible Note to Dr. Liew.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Convertible Promissory Note in the amount of US$730,000 issued by FingerMotion, Inc. in favor of Dr. Liew Yow Ming, dated May 1, 2022

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3

FINGERMOTION, INC.

DATE: May 5, 2022	By:	/s/ Martin J. Shen
Martin J. Shen
CEO

__________________